UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2007

MFS Government Markets Income Trust

(Exact Name of Registrant as Specified in Charter)

Massachusetts	005-47869	046565627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 954-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On July 27, 2007, MFS Government Markets Income Trust (the “Trust”) issued a press release announcing that its Board of Trustees has approved the adoption of a level-distribution plan whereby the Trust will, beginning in October 2007, make monthly distributions to its common shareholders at an annual minimum fixed rate of 7.25% based on average monthly net asset value of the Trust’s common shares.  The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits

The following exhibit relating to Item 8.01 shall be deemed to be furnished, and not filed:

99.1                           Press release issued by the Registrant on July 27, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFS GOVERNMENT MARKETS INCOME TRUST

Date: July 27, 2007	By:	/s/ Christopher R. Bohane
Christopher R. Bohane Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Registrant on July 27, 2007